Exhibit 10.1

Fifth AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of November 22, 2022, is made by and between SHOTSPOTTER, INC., a Delaware corporation (the "Borrower") and UMPQUA BANK, an Oregon state-chartered bank (the "Lender").

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of September 27, 2018 (the "Original Credit Agreement"), as amended by that certain First Amendment to Credit Agreement dated as of May 21, 2019, as further amended by that certain Second Amendment to Credit Agreement dated as of August 14, 2020, as further amended by that certain Third Amendment to Credit Agreement dated as of May 19, 2022, and as further amended by that certain Forth Amendment to Credit Agreement dated as of September 26, 2022 (the Original Credit Agreement, as so amended, the "Credit Agreement").

WHEREAS, the Borrower has requested that the Lender make certain modifications to the Credit Agreement as more fully set forth herein, and the Lender is willing to do so upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.
Recitals. The Recitals set forth above are true and correct and are incorporated herein.
2.
Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement.
3.
Amendments to Defined Terms in Section 1.1 [Certain Definitions] of the Credit Agreement.
(b)
The following defined terms and definitions are deleted in their entirety from the Credit Agreement:
(ii)
"Available Basket Amount"
(ii)
"Daily LIBOR Rate"
(i)
"LIBOR Rate"
(i)
"LIBOR Rate Option"
(ii)
"LIBOR Reserve Percentage"
(iii)
"LIBOR Termination Date"
(iv)
"Published Rate"
(b)
The following defined terms contained within the Credit Agreement are hereby amended in their entirety:

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(i)
"Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Prime Rate, and (ii) the SOFR Overnight Rate, plus 100 basis points (1.00%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding the foregoing, if the Base Rate as determined under any method above would be less than one percent (1.00%), such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement."
(ii)
"Consolidated Funded Indebtedness means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder excluding those described in clauses (ii), (iii) and (iv) of the definition of “Indebtedness” hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) the amounts drawn and not reimbursed under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and earnout arrangements); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Expiration Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any Subsidiary; and (f) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. For the avoidance of doubt, operating leases shall not be included in the definition of "Consolidated Funded Indebtedness" for purposes of measuring the Consolidated Modified Leverage Ratio."
(iii)
"Expiration Date shall mean, with respect to the Revolving Credit Commitments, October 15, 2024."
(iv)
"Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the SOFR Rate Option. Subject to the last sentence of this definition, such period shall be one (1) Month, three (3) Months, or six (6) Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the

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Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the SOFR Rate Option if the Borrower is renewing or converting to the SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date."
(v)
"Month, with respect to an Interest Period under the SOFR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month."
(c)
The following defined terms and definitions are added to the Credit Agreement in alphabetical order:
(i)
"Index shall mean the One (1) Month, Three (3) Month, or Six (6) Month Term Secured Overnight Financing Rate (SOFR) as published by CME Group Benchmark Administration Limited (or a successor administrator)."
(ii)
"Fifth Amendment Effective Date means November 22, 2022."
(iii)
"U.S. Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities."
(i)
"SOFR Overnight Rate means the rate per annum equal to the Secured Overnight Financing Rate for such day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the Federal Reserve Bank of New York’s website (or any successor source)."
(ii)
"SOFR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit SOFR Rate Option]."
(d)
The deleted defined term "LIBOR Rate Option" is hereby replaced with the new defined term "SOFR Rate Option" in all instances throughout the Credit Agreement.
4.
Amendments to Exhibits to the Credit Agreement. The following Exhibits to the Credit Agreement are amended as follows:

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(b)
Exhibit 1.1(N)(1) [Revolving Credit Note] to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
(c)
Exhibit 2.5.1 [Loan Request] to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.
(d)
Exhibit 8.3.3 [Quarterly Compliance Certificate] to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.
5.
Amendment to Increase Revolving Credit Commitment. The references to "$20,000,000" in each of the following are hereby deleted and replaced with "$25,000,000":

(a) The title page of the Credit Agreement;

(b) Page 1 of the Credit Agreement; and

(c) Schedule 1.1(B)(PART 1) to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

6.
Amendment to Revolving Credit Loan Request Amounts. The last sentence of Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $100,000 for each Borrowing Tranche under the SOFR Rate Option, and (y) integral multiples of $1,000 and not less than $50,000 for each Borrowing Tranche under the Base Rate Option."

7.
Amendment to Letter of Credit Subfacility. Section 2.9.1.1 of the Credit Agreement is hereby amended as follows:

"2.9.1.1 Unless the Lender has received notice from any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof, the Lender or any of the Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (provided that the City of Detroit Letter of Credit (Letter of Credit #SB001467) shall have a maximum maturity of December 31, 2024), and (B) subject to Section 2.9.1.3 in no event expire later than twelve (12) months from the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $7,500,000.00 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance,

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amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the Lender will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment."

8.
Amendment to Section 2.10. Section 2.10 [Increase in Revolving Credit Commitments] is hereby deleted in its entirety and replaced with the following:

"2.10 [Intentionally Omitted].

9.
Amendment to Revolving Credit LIBOR Rate Option. Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option] is hereby deleted in its entirety and replaced with the following:

"4.1.1(ii) Revolving Credit SOFR Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Index as determined for each applicable Interest Period plus two percent (2.00%). Borrower agrees that Lender may replace the Index and implement such other index as described in Section 4.4.4 [Replacement Index]. The effective date of any change in the Index will be the date that is two U.S. Government Securities Business Days preceding the date of change. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. If at any time any outstanding principal amount evidenced by this Note is not subject to an Interest Rate Hedge, the Index for such outstanding principal amount shall not be less than one percent (1.00%)."

10.
Amendment to the heading of Section 4.4. The heading of Section 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] is hereby deleted in its entirety and replaced with the following:

"4.4 Index Unascertainable; Illegality; Increased Costs; Deposits Not Available."

11.
Amendment to Section 4.4.1. Section 4.4.1 [Unascertainable] is hereby deleted in its entirety and replaced with the following:

"4.4.1 Unascertainable. If on any date on which the Index would otherwise be determined, the Lender shall have determined that:

(i)
adequate and reasonable means do not exist for ascertaining the Index, or
(ii)
a contingency has occurred which materially and adversely affects the Index, then the Lender shall have the rights specified in Section 4.4.3 [Lender’s Rights].
12.
Amendment to Successor LIBOR Index. Section 4.4.4 [Successor LIBOR Rate Index] is hereby deleted in its entirety and replaced with the following:

"4.4.4 Replacement Index. If, as determined by Lender (such determination to be binding in the absence of substantial and manifest error), (i) the Index becomes generally unavailable or unascertainable; (ii) there is a public statement

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by the administrator of the Index, the regulator thereof, or other government official that the administrator has ceased or will cease to provide the Index or that the Index is no longer representative of the underlying market or economic reality; or (iii) it is unlawful for Lender to rely on the Index for the types of transactions that include this Agreement or any other Loan Document, then Lender may replace the Index with an index selected by Lender in Lender's reasonable discretion and in consultation with the Borrower (the "Replacement Index"), giving due consideration to any evolving or then-prevailing market convention for determination of a replacement for the Index. Lender may make an adjustment (the "Adjustment") to the Replacement Index (which may be a positive or negative value and which may vary based on the tenor of the applicable advance), giving due consideration to any evolving or then-prevailing market convention for determining such an adjustment, or method for calculating or determining such an adjustment, and any governmental selection or recommendation for such adjustment. The Adjustment shall be reasonably designed to cause the Replacement Index plus the Adjustment to be substantially equivalent to the Index before replacement of the Index. Lender's determination of the Adjustment shall be binding in the absence of substantial and manifest error. The Replacement Index and the Adjustment shall become effective and shall replace the Index for all purposes under this Agreement and any other Loan Document on the date specified for such replacement by a notice from Lender to Borrower specifying the Replacement Index and the Adjustment, without any need or requirement for action by Borrower. The Replacement Index and the Adjustment shall be applied in a manner consistent with market practice as determined by Lender in its reasonable discretion; provided that, in each case, to the extent such market practice is not administratively feasible for Lender or is not ascertainable, such Replacement Index and Adjustment shall be applied as otherwise reasonably determined by Lender. Lender may amend this Agreement, any other Loan Document, and the other related documents to reflect the replacement of the Index with the Replacement Index and the Adjustment and to make any technical, administrative, or operational changes that Lender determines are appropriate to permit the administration of the Replacement Index and the Adjustment in a manner substantially consistent with market practice. Any such amendment shall be effective upon notice to Borrower, without any need or requirement for action by Borrower."

13.
Amendment to Section 5.5.1(i). Section 5.5.1(i) [Increased Costs Generally] is hereby deleted in its entirety and replaced with the following:

"5.5.1 (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;"

14.
Amendment to Dividends and Related Distributions. Section 8.2.5 [Dividends and Related Distributions] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor),

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except (i) dividends or other distributions payable to another Loan Party; (ii) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; (iii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and may make payments in cash for any fractional units upon such conversion or in connection with the exercise or conversion of warrants or other securities; and (iv) Borrower may repurchase its Capital Stock or common Equity Interests up to $20,000,000 in the aggregate for the term of this Agreement beginning on the Fifth Amendment Effective Date, provided (A) such action is approved by the board or directors of the Borrower, (B) giving pro forma effect to such repurchase, Borrower remains in compliance with Sections 8.2.14 through 8.2.16 of this Agreement, and (C) all repurchases in excess of the $20,000,000 aggregate amount under this clause (iv) shall require the written consent of the Lender."

15.
Amendment to Maximum Consolidated Modified Leverage Ratio. Section 8.2.14 [Maximum Consolidated Modified Leverage Ratio] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"8.2.14 Maximum Consolidated Modified Leverage Ratio. The Loan Parties shall not permit the Consolidated Modified Leverage Ratio, calculated as of the end of each fiscal quarter then ended commencing December 31, 2022 and for each fiscal quarter thereafter, to be more than 3.00 to 1.00."

16.
Amendment to Remove Minimum Profitability Covenants. Section 8.2.17 [Minimum Profitability] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"8.2.17 [Intentionally Omitted]."

17.
Conditions Precedent. The Borrower and the Lender acknowledge and agree that the waiver and amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent (unless waived by the Lender) (which date shall be the "Fifth Amendment Effective Date"):
(b)
Amendment. The Borrower and the Lender shall have executed and delivered this Amendment.
(c)
Guarantor Reaffirmation. The execution by the Guarantors of the Guarantor Reaffirmation Statement made a part of this Amendment.
(d)
Amended and Restated Note. To evidence the increase to the Revolving Credit Commitment set forth above, the Borrower shall have executed and delivered to Lender a Second Amended and Restated Revolving Credit Note in substantially the same form, mutatis mutandis, as the Amended and Restated Note delivered by the Borrower in favor of Lender on August 14, 2020.
(e)
Fees and Expenses. The Borrower shall have paid or caused to be paid to the Lender all reasonable out-of-pocket costs, expenses and disbursements, including, without limitation, reasonable expenses of counsel, incurred by the Lender in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

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(f)
Officer's Certificates. The Lender shall have received a certificate of an authorized officer, manager, or member of the Borrower and each Guarantor certifying as to (i) no change in such entity's Organizational Documents, or in the event that any such documents have changed, true and correct copies of the same certified by the secretary of the such entity or the Secretary of State, as the case may be, (ii) copies of such resolution or other corporate or organizational action validly authorizing the transactions contemplated by this Amendment and the execution and delivery of this Amendment, the Guarantor Reaffirmation and the other Loan Documents (as applicable), (iii) copies of good standing certificates, or similar certifications, as applicable, for the such entity, issued by the Secretary of State or other appropriate official of such entity's jurisdiction of incorporation, and (iv) the incumbency of the officers of the entity that execute and deliver this Amendment, the Guarantor Reaffirmation and the related certificates, documents and instruments (as applicable).
(g)
Miscellaneous. Such other documents, agreements, instruments, deliverables and items set forth on the closing agenda delivered in connection with this Amendment.
18.
Representations, Warranties and Covenants. The Borrower covenants and agrees with and represents and warrants to the Lender as follows:
(b)
the Borrower’s obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral, pursuant to the terms of the Credit Agreement and the other Loan Documents;
(c)
the Borrower possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by the Borrower; any and all actions required or necessary pursuant to the Borrower's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower of the terms and conditions of this Amendment; the officers of the Borrower executing this Amendment are the duly elected, qualified, acting and incumbent officers of the Borrower and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower is a party or by which the Borrower or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and are full force and effect;
(d)
this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(e)
all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in all respects) as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse

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Effect, in all respects) as of such earlier date, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and the Borrower has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;
(f)
no Event of Default or Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower's obligations and liabilities under the Credit Agreement or any of the other Loan Documents; and
(g)
the Borrower hereby ratifies and confirms in full its duties and obligations under the Credit Agreement and the other Loan Documents applicable to it, each as modified hereby.
19.
Incorporation into Credit Agreement and other Loan Documents. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby. The term "Loan Documents" as defined in the Credit Agreement shall include this Amendment.
20.
Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.
21.
Successors and Assigns. This Amendment shall apply to and be binding upon the Borrower in all respects and shall inure to the benefit of the Lender and its successors and assigns, provided that the Borrower may not assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower and the Lender.
22.
Reimbursement of Expenses. The Borrower unconditionally agrees to pay and reimburse the Lender and save the Lender harmless against liability for the payment of reasonable and documented out-of-pocket costs, expenses and disbursements, including without limitation, documented fees and expenses of counsel incurred by the Lender in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.
23.
Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.
24.
Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

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25.
Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
26.
Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.
27.
Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to its conflict of laws principles.
28.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

28. Judicial Reference. In any judicial action or cause of action arising from this Amendment or otherwise, including without limitation contract and tort disputes, all decisions of fact and law shall, at the request of either party, be referred to a referee in accordance with Section 638 et seq. of the California Code of Civil Procedure if the action is before a court of any judicial district of the State of California. The referee shall prepare written findings of fact and conclusions of law, and judgment upon the referee's award shall be entered in court in which such proceeding was commenced. No provision or exercise of any right under this provision shall limit the right of the undersigned or Lender or other holder of this Amendment to exercise self-help remedies, such as foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after the pendency of any judicial reference proceeding. The exercise of a remedy does not waive the right of either party to resort to judicial reference. The parties further agree that all disputes, claims and controversies between them shall be brought in their individual capacities and not as a plaintiff or class member in any purported class or representative proceeding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES TO FOLLOW]

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[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:
SHOTSPOTTER, INC., a Delaware corporation By: /s/ Ralph A. Clark Name: Ralph A. Clark Title: Chief Executive Officer

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[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT]

LENDER:
UMPQUA BANK, an Oregon state-chartered bank By: /s/ Jason Antrim Name: Jason Antrim Title: Managing Director

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Guarantor Reaffirmation Statement

Each of the undersigned has previously executed a Payment Guaranty dated as of December 21, 2020 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") in favor of the Lender in connection with the Credit Agreement. Each of the undersigned understands that the Borrower and the Lender have entered into the foregoing Fifth Amendment to Credit Agreement (the "Amendment"). Each of the undersigned: (a) acknowledges it has read the Amendment, (b) consents to the execution of the Amendment by the Borrower and consents to the matters set forth in the Amendment and all prior amendments and modifications, (c) reaffirms its obligations under the Guaranty, (d) agrees that the Guaranty remains in full force and effect in accordance with its terms and (e) agrees that any reference in the Guaranty or any other Loan Document to the Credit Agreement means the Credit Agreement as amended by the Amendment.

Each of the undersigned hereby confirms that any collateral for the Guaranteed Obligations (as defined in the Guaranty), including liens, security interests, mortgages, and pledges granted by the undersigned or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the undersigned’s existing and future obligations to the Lender, as modified by the Amendment.

Dated as of November 22, 2022.

LEEDS, LLC By: SHOTSPOTTER, INC., as Sole Member
By:		/s/Ralph A. Clark
	Name:	Ralph A. Clark
	Title:	Chief Executive Officer

FORENSIC LOGIC, LLC By: SHOTSPOTTER, INC., as Sole Member
By:		/s/Ralph A. Clark
	Name:	Ralph A. Clark
	Title:	Chief Executive Officer

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EXHIBIT A

EXHIBIT 1.1(N)(1)

FORM OF REVOLVING CREDIT NOTE

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$25,000,000.00 San Diego, California

_________, 20__

FOR VALUE RECEIVED, the undersigned, SHOTSPOTTER, INC., a Delaware corporation (herein called the "Borrower"), hereby unconditionally promises to pay to the order of UMPQUA BANK, an Oregon state-chartered bank (the "Lender"), the lesser of: (i) the principal sum of TWENTY FIVE MILLION and 00/100 Dollars (US$25,000,000.00); or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans] of the Credit Agreement, dated as of September 27, 2018, between the Borrower and the Lender, as amended by that certain First Amendment to Credit Agreement dated as of May 21, 2019, as further amended by that certain Second Amendment to Credit Agreement dated as of August 14, 2020, as further amended by that certain Third Amendment to Credit Agreement dated as of May 19, 2022, as further amended by that certain Fourth Amendment to Credit Agreement dated as of September 26, 2022, and as further amended by that certain Fifth Amendment to Credit Agreement of even date herewith (as so amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement"), together with all outstanding interest thereon on the Expiration Date.

The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Second Amended and Restated Revolving Credit Note (this "Note") will be payable pursuant to Section 5.2 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default and at the Lender's discretion, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Lender located at 11720 El Camino Real, Suite 100, San Diego, CA 92130 unless otherwise directed in writing by the Lender, in lawful money of the United States of America in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, if any, and Liens, if any, contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and

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also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns; and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed, by and construed and enforced in accordance with, the internal laws of the State of California without giving effect to its conflicts of law principles.

In any judicial action or cause of action arising from this Note or otherwise, including without limitation contract and tort disputes, all decisions of fact and law shall, at the request of either party, be referred to a referee in accordance with Section 638 et seq. of the California Code of Civil Procedure if the action is before a court of any judicial district of the State of California. The referee shall prepare written findings of fact and conclusions of law, and judgment upon the referee's award shall be entered in court in which such proceeding was commenced. No provision or exercise of any right under this provision shall limit the right of the undersigned or Lender or other holder of this Note to exercise self-help remedies, such as foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after the pendency of any judicial reference proceeding. The exercise of a remedy does not waive the right of either party to resort to judicial reference. The parties further agree that all disputes, claims and controversies between them shall be brought in their individual capacities and not as a plaintiff or class member in any purported class or representative proceeding.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Note.

This Note amends and restates, and is in substitution for, that certain Amended and Restated Revolving Credit Note in the original principal amount of $20,000,000.00 payable to the order of the Lender and dated August 14, 2020 (the "Existing Note"). However, without duplication, this Amended and Restated Revolving Credit Note shall in no way extinguish, cancel or satisfy the Borrowers' unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Borrower's obligations hereunder and under any other document relating hereto.

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[SIGNATURES ON FOLLOWING PAGES]

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[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Second Amended and Restated Revolving Credit Note by its duly authorized officer.

SHOTSPOTTER, INC., a Delaware corporation

By:

Name:

Title:

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EXHIBIT B

EXHIBIT 2.5.1

FORM OF
LOAN REQUEST

TO:

Name: Umpqua Bank
Address: P.O. Box 1580
Roseburg, OR 97470
Attention: LSS
Email: LSSPart-LIBORSvc@umpquabank.com
Telephone: (541) 440-7435
Telecopy: (541) 440-4916

Name: Umpqua Bank
Address: P.O. Box 1580
Roseburg, OR 97470
Attention: Kelsy Familio
Email: KelsyFamilio@umpquabank.com
Telephone: (541) 440-7435
Telecopy: (541) 440-4916

FROM: Shotspotter, Inc., a Delaware corporation (the “Borrower”).

RE: Credit Agreement (as amended, restated, modified or supplemented, from time to time, the “Credit Agreement”), dated as of September 27, 2018, by and among the Borrower and Umpqua Bank (the “Lender”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A. Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1(a) A new Revolving Credit Loan, OR

Renewal of the SOFR Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________, 20__, OR

Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________, 20__ to a Loan to which the SOFR Rate Option applies, OR

Conversion of the SOFR Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________, 20__ Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

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[Check one line under 1.(b) below and fill in blank spaces in line next to line]:

1(b)(i) Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________, 20__ (which date shall be the same Business Day of receipt by the Lender of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the SOFR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(ii) Under the SOFR Rate Option. Such Loan shall have a Borrowing Date of __________, 20__ (which date shall be two (2) Business Days subsequent to the Business Day of receipt by the Lender by 10:00 a.m. Pacific time of this Loan Request (or such lesser time as agreed to by the Lender) for making a new Revolving Credit Loan to which the SOFR Rate Option applies, renewing a Loan to which the SOFR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the SOFR Rate Option applies).

2 Such Loan is in the principal amount of U.S. $__________ or the principal amount to be renewed or converted is U.S. $____________

[for Revolving Credit Loans under Section 2.5.1 not to be less than $100,000 and in increments of $100,000 for each Borrowing Tranche under the SOFR Rate Option and not less than $50,000 and in increments of $1,000 for Borrowing Tranches under the Base Rate Option.]

3 [Complete blank below if the Borrower is selecting the SOFR Rate Option]:
Such Loan shall have an Interest Period of [one (1) Month, three (3) Months, or six (6) Months]:

B As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto: all of the representations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in all respects) as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date; no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Loan shall not contravene any Law applicable to any Loan Party, and the making of such Loan shall not cause the Revolving Facility Usage to exceed the lesser of (i) the Revolving Credit Commitments or (ii) the Borrowing Base.

C Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:

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1 Funds to be deposited into an Umpqua Bank bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: U.S. $__________________

2 Funds to be wired per the following wire instructions:

U.S. $ Amount of Wire Transfer
Bank Name:
ABA:
Account Number:
Account Name:
Reference:

3 Funds to be wired per the attached Funds Flow (multiple wire transfers).

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[SIGNATURES ON FOLLOWING PAGES]

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[SIGNATURE PAGE TO LOAN REQUEST]

The Borrower certifies to the Lender as to the accuracy of the foregoing on __________, 20___.

BORROWER:

SHOTSPOTTER, INC.,
 a Delaware corporation

By: ,
Name: ,
Title: ,

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EXHIBIT C

EXHIBIT 8.3.3

FORM OF
QUARTERLY COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated September 27, 2018, as amended by that certain First Amendment to Credit Agreement dated May 21, 2019, as further amended by that certain Second Amendment to Credit Agreement dated August 14, 2020, as further amended by that certain Third Amendment to Credit Agreement dated as of May 19, 2022, as further amended by that certain Fourth Amendment to Credit Agreement dated as of September 26, 2022, and as further amended by that certain Fifth Amendment to Credit Agreement dated as of November 22, 2022 (collectively, and as the same may be further amended, restated or modified from time-to-time, the "Credit Agreement"), by and among ShotSpotter, Inc., a Delaware corporation (the "Borrower") and Umpqua Bank, an Oregon state-chartered bank (the "Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [President/Chief Executive Officer/Chief Financial Officer] of the Borrower, in such capacity does hereby certify on behalf of the Borrower as of the quarter/year ended _________________, 20___ (the "Report Date"), as follows:

A.
Maximum Consolidated Modified Leverage Ratio (Section 8.2.14). As of the Report Date, the Consolidated Modified Leverage Ratio of the Loan Parties is ___________________, which ratio is not greater than 3.00 to 1.00. A detailed calculation of the Consolidated Modified Leverage Ratio in a form approved by the Lender is attached hereto as Schedule I.
B.
[Intentionally Omitted].
C.
Minimum Interest Coverage Ratio (Section 8.2.16). As of the Report Date, the Consolidated Interest Coverage Ratio of the Loan Parties is ___________________, which ratio is not less than 2.00 to 1.00. A detailed calculation of the Consolidated Interest Charge Ratio in a form approved by the Lender is attached hereto as Schedule III.
D.
[Intentionally Omitted].
E.
Representations, Warranties and Covenants. As of the date hereof: (i) all of the representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, except for representations and warranties made as of a specified date (which were true and correct in all material respects, except as otherwise qualified, as of such date) and except as set forth below:

_________________________________________________

_________________________________________________

_________________________________________________

F.
Event of Default. No Event of Default exists as of the date hereof, except as set forth below:

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_________________________________________________

_________________________________________________

_________________________________________________

[SIGNATURE PAGE FOLLOWS]

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signature page – form of QUARTERLY COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ____________________, 202___.

BORROWER:
SHOTSPOTTER, INC., a Delaware corporation By: ____________________________________ Name: __________________________________ Title: ___________________________________

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EXHIBIT 8.3.3

FORM OF QUARTERLY COMPLIANCE CERTIFICATE – SCHEDULES i – iV

SCHEDULE I – Section 8.2.14 (Maximum Consolidated Modified Leverage Ratio)

A.	CONSOLIDATED FUNDED INDEBTEDNESS
1.

Outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder excluding those described in clauses (ii), (iii) and (iv) of the definition of “Obligations” hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments.

$________
	2.	All purchase money Indebtedness.	$________
	3.	The maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments.	$________
	4.	All obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business).	$________
	5.	All Attributable Indebtedness.	$________
6.

All obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Expiration Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

$________
	7.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (1) through (6) above of Persons other than the Borrower or any Subsidiary.	$________
8.

All Indebtedness of the types referred to in clauses (1) through (7) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

$________
	9.	Consolidated Funded Indebtedness equals sum of A1 through A8.	$________
B.	CONSOLIDATED EBITDA
	1.	Consolidated Net Income for the most recently completed 12 trailing months.	$________
	2.	Consolidated Interest Charges for such period.	$________

Schedules I-IV to Exhibit 8.3.3 to Credit Agreement

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	3.	Provision for federal, state, local and foreign income taxes payable for such period.	$________
	4.	Depreciation and amortization expenses for such period.	$________
	5.	Non-cash stock compensation expense.	$________
	6.	Non-recurring assets impairment expense in an amount not to exceed $250,000.	$________
	7.	Non-recurring loss on debt extinguishment.	$________
	8.	Non-cash warrant revaluation.	$________
	9.	Fees, costs and expenses payable in connection with any financing activities.	$________
	10.	Fees, costs and expenses relating to any Permitted Acquisition.	$________
11.

Other non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods less (c) without duplication and to the extent reflected as a gain or otherwise included in the calculation of consolidated net income for such period (i) non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

$________
	12.	Consolidated EBITDA equals sum of B1 through B11.	$________
C.	Section 8.2.1.4 - Maximum Consolidated Modified Leverage Ratio
	1.	Consolidated Funded Indebtedness (from Item A9 above).	$________
	2.	Any unsecured convertible notes permitted under Section 8.2.1 as of such date.	$________
	3.	Remainder of C1 minus C2.	$________
	4.	Consolidated EBITDA (from Item B12 above).	$________
	5.	Ratio of (8) to (9).	___ to 1.00
	6.	Maximum Permitted.	3.00 to 1.00

SCHEDULE II – [Intentionally Omitted]

SCHEDULE III – Section 8.2.16 (Minimum Interest Coverage Ratio)

A.	CONSOLIDATED INTEREST CHARGES
1.

All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money and Attributable Indebtedness (including capitalized interest) or in connection with the

$________

Schedules I-IV to Exhibit 8.3.3 to Credit Agreement

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deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.
	2.	All interest paid or payable with respect to discontinued operations.	$________
3.

The portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Subsidiaries on a consolidated basis for the most recently completed fiscal quarter or fiscal year, as the case may be.

$________
	4.	Consolidated Interest Charges equals sum of A1 through A3.
B.	Section 8.2.16 – Minimum Interest Coverage Ratio
	1.	Consolidated EBITDA (from Item IB12 above).	$________
	2.	Consolidated Interest Charges (from item A4 above).	$________
	3.	Ratio of (1) to (2).	____ to 1.00
	4.	Minimum Allowed.	2.00 to 1.00

SCHEDULE IV – [Intentionally Omitted]

Schedules I-IV to Exhibit 8.3.3 to Credit Agreement

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EXHIBIT D

SCHEDULE 1.1(B) (PART 1)

COMMITMENTS OF LENDER AND ADDRESSES FOR NOTICES

Part 1 - Commitment of Lender and Address for Notices to Lender

LENDER:

Lender	Amount of Commitment for Revolving Loans	Letter of Credit Sublimit
Name: UMPQUA BANK Address: P.O. Box 1580 Roseburg, OR 97470 Attention: LSS Email: LSSPart-LIBORSvc@umpquabank.com Telephone: (541) 440-7435 Telecopy: (541) 440-4916 With copy to: Name: UMPQUA BANK Address: P.O. Box 1580 Roseburg, OR 97470 Attention: Kelsy Familio Email: KelsyFamilio@umpquabank.com Telephone: (541) 440-7435 Telecopy: (541) 440-4916 Name: UMPQUA BANK Address: 11720 El Camino Real, Suite 100 San Diego, CA 92130 Attention: Thomas Lerner Email: ThomasLerner@umpquabank.com Telephone: (760) 637-0962	$25,000,000.00	$7,500,000.00

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